                                                                       Exhibit n

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form N-2) and related prospectus and statement of additional information of the Nuveen Floating Rate Income Opportunity Fund filed with the Securities and Exchange Commission in the Pre-effective Amendment No.
3 to the Registration Statement under the Securities Act of 1933 (File No. 333-115200) and in this Amendment No. 3 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-21579).

                             /s/ ERNST & YOUNG LLP






Chicago, Illinois
June 25, 2004